As filed with the Securities and Exchange Commission on August 19, 2011

Registration Nos. 33-60787, 33-65656, 333-48247, 333-39811, 333-58833,

333-48750, 333-58026, 333-134897, 333-118351 and 333-169318

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

TO

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

WILLIAMS-SONOMA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-2203880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3250 Van Ness Avenue, San Francisco, California 94109

(Address of principal executive offices) (Zip code)

Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan

Williams-Sonoma, Inc. 2000 Nonqualified Stock Option Plan

First Amendment and Restatement of the Williams-Sonoma, Inc. Executive Deferral Plan

Amended and Restated 1993 Stock Option Plan

(Full title of the plan)

Laura J. Alber

President and Chief Executive Officer

Williams-Sonoma, Inc.

3250 Van Ness Avenue

San Francisco, CA 94109

(Name and address of agent for service)

(415) 421-7900

(Telephone number, including area code, of agent for service)

Copy to:

Aaron J. Alter, Esq

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock $0.01 par value	N/A	N/A	N/A	N/A

(1)	The Registrant is not registering additional securities. Registration fees were originally paid by the Registrant’s predecessor-in-interest upon filing of the original registration statements on Form S-8 (File Nos. 33-60787, 33-65656, 333-48247, 333-39811, 333-58833, 333-48750, 333-58026, 333-134897, 333-118351 and 333-169318 ). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

This Post-Effective Amendment No. 1 shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE

On May 25, 2011, following approval by the requisite vote of shareholders at the company’s Annual Meeting of Shareholders, Williams-Sonoma, Inc. changed its state of incorporation from California to Delaware. This reincorporation was effectuated on May 25, 2011 by merging Williams-Sonoma, Inc., a California corporation (“WSI California”) with and into Williams-Sonoma, Inc., a Delaware corporation and wholly owned subsidiary of WSI California (“WSI Delaware,” the “Company” or the “Registrant”) established for such purpose. WSI Delaware is deemed to be the successor issuer of WSI California under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

WSI Delaware as the successor issuer of WSI California is filing this Post-Effective Amendment No. 1 to registration statements on Form S-8, File Nos. 33-60787, 33-65656, 333-48247, 333-39811, 333-58833, 333-48750, 333-58026, 333-134897, 333-118351 and 333-169318 (the “Registration Statements”), pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), solely to update the Registration Statements as a result of the Registrant’s reincorporation in the State of Delaware from the State of California (the “Reincorporation”).

In connection with the Reincorporation, WSI Delaware assumed the Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan, Williams-Sonoma, Inc. 2000 Nonqualified Stock Option Plan, First Amendment and Restatement of the Williams-Sonoma, Inc. Executive Deferral Plan, and Amended and Restated 1993 Stock Option Plan (collectively, the “Plans”) and all of the outstanding options and equity awards under the Plans. At the effective time of the Reincorporation, each outstanding option to purchase shares of WSI California Common Stock was converted into an option to purchase the same number of shares of WSI Delaware Common Stock, with no changes in the option exercise price or other terms and conditions of such options.

In accordance with Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment No. 1, the Registrant, as successor issuer to WSI California, hereby expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act. The applicable registration fees were paid at the time of the original filings of the Registration Statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended January 30, 2011 filed on March 31, 2011;

(b)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the annual report referred to in (a) above (other than the portions of these documents not deemed to be filed); and

(c)	The descriptions of the Registrant’s Common Stock which are contained in the Registrant’s registration statements filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act which also is incorporated or is deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.Description of Securities.

Not applicable.

Item 5.Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant’s certificate of incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law (“DGCL”), the Registrant’s directors shall not be liable to the registrant or their respective stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant, which is not eliminated by these provisions of the certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. This provision does not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The Registrant’s bylaws provide that it shall indemnify and hold harmless, to the fullest extent permitted by applicable law, as may be amended, any person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss reasonable incurred or suffered by such person.

The Registrant maintains director’s and officer’s liability insurance insuring the Registrant’s directors and officers against certain liabilities and expenses incurred by such person in their capacities as such, and insuring the Registrant under certain circumstances in the event that indemnification payments are made by the Registrant to such directors and officers.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Williams-Sonoma, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.1 to the Form 8-K as filed with the Commission on May 25, 2011, File No. 001-14077)

4.2	Bylaws of Williams-Sonoma, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.2 to the Form 8-K as filed with the Commission on May 25, 2011, File No. 001-14077)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page)

Item 9.  Undertakings.

(a)        The Registrant hereby undertakes:

      (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

      (2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 19th day of August, 2011.

WILLIAMS-SONOMA, INC.

By:	/s/ Laura J. Alber
Laura J. Alber
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT that each individual whose signature appears below constitutes and appoints Laura J. Alber and Sharon L. McCollam, and each of them, acting individually, as his or her true and lawful agent, proxy and attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Laura J. Alber	President, Chief Executive Officer and Director	August 19, 2011
Laura J. Alber	(principal executive officer)

/s/ Sharon L. McCollam	Executive Vice President, Chief Operating and Chief Financial Officer and Director (principal financial officer and	August 19, 2011
Sharon L. McCollam	principal accounting officer)

/s/ Adrian D.P. Bellamy	Chairman of the Board	August 19, 2011
Adrian D.P. Bellamy

/s/ Rose Marie Bravo	Director	August 19, 2011
Rose Marie Bravo

/s/ Patrick J. Connolly	Director	August 19, 2011
Patrick J. Connolly

Signature	Title	Date

/s/ Adrian T. Dillon	Director	August 19, 2011
Adrian T. Dillon

/s/ Anthony A. Greener	Director	August 19, 2011
Anthony A. Greener

/s/ Ted W. Hall	Director	August 19, 2011
Ted W. Hall

/s/ Michael R. Lynch	Director	August 19, 2011
Michael R. Lynch

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Williams-Sonoma, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.1 to the Form 8-K as filed with the Commission on May 25, 2011, File No. 001-14077)

4.2	Bylaws of Williams-Sonoma, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.2 to the Form 8-K as filed with the Commission on May 25, 2011, File No. 001-14077)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page)